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PROXY

                               VISIO CORPORATION

               THIS PROXY IS SOLICITED BY THE BOARD OF DIRECTORS
              FOR THE SPECIAL MEETING OF SHAREHOLDERS TO BE HELD
                            ON DECEMBER 13, 1999

          The undersigned hereby appoint(s) Jeremy A. Jaech and Theodore C. Johnson and each of them as proxies, with full power of substitution, to represent and vote as designated all shares of common stock of Visio Corporation held of record by the undersigned on October 21, 1999 at the special meeting of Visio shareholders to be held at Visio's principal offices at 2211 Elliott Avenue, Seattle, Washington 98121 at 10 a.m. local time on Monday, December 13, 1999, or any adjournment or postponement thereof, with authority to vote upon the matter listed on the other side of this proxy card and with discretionary authority as to any other matters that may properly come before the meeting.

               IMPORTANT - PLEASE DATE AND SIGN ON THE OTHER SIDE

               SHARES REPRESENTED BY THIS PROXY WILL BE VOTED AS
      DIRECTED BY THE SHAREHOLDER IN THE SPACE PROVIDED. IF NO DIRECTION
                   IS GIVEN, THIS PROXY WILL BE VOTED "FOR"
                       APPROVAL OF THE MERGER AGREEMENT.


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The board of Directors recommends a vote "FOR" approval of the merger agreement.              Please mark     [X]
                                                                                               your vote
                                                                                             as indicated


                                                                                              FOR         AGAINST       ABSTAIN
PROPOSAL TO APPROVE THE AGREEMENT AND PLAN OF REORGANIZATION DATED SEPTEMBER 14, 1999 AND    [    ]       [     ]       [      ]
AMENDED OCTOBER 29, 1999 AMONG VISIO, MICROSOFT CORPORATION AND A SUBSIDIARY OF MICROSOFT



                                                                  The undersigned acknowledges receipt of the combined
                                                                  Notice of Special Meeting of Shareholders and Proxy
                                                                  Statement/Prospectus that accompanies this Proxy.

                                                                  Date:______________________________________,1999

                                                                  ________________________________________________
                                                                                  Signature(s)

                                                                  ________________________________________________
                                                                                  Signature(s)

                                                                  Please sign your name exactly as it appears hereon.
                                                                  Attorneys, trustees, executors and other fiduciaries,
                                                                  and persons signing on behalf of corporations and partnerships, should sign their names and give their titles.  If shares
                                                                  are held by two or more persons, each person must sign.
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